UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2015

ARROWHEAD RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21898	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 S. Lake Avenue, Suite 1050, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2015, Arrowhead Research Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase and Exclusive License Agreement (the “Agreement”) with Novartis Institutes for BioMedical Research, Inc., a Delaware corporation (“Novartis”), pursuant to which the Company acquired Novartis’ RNAi assets and rights thereunder. Pursuant to the Agreement, the Company acquired or licensed certain patents and patent applications owned or controlled by Novartis related to RNAi therapeutics, third party licenses and intellectual property, rights to three pre-clinical RNAi candidates, and other related assets (collectively, the “Purchased Assets”). The acquisition of the Purchased Assets closed on March 4, 2015, concurrent with execution of the Agreement (the “Closing”).

In consideration for the Purchased Assets, the Company agreed to make certain payments to Novartis, including: (a) an initial payment of $10,000,000 in cash of which $7,000,000 was paid during Arrowhead’s first fiscal quarter of 2015 to secure an exclusivity period whereby the Company was able to exclusively examine the Novartis RNAi assets prior to finalizing the purchase, and the remaining $3,000,000 will be paid within 30 days of closing and $25,000,000 to be paid in shares of the Company’s common stock (the “Shares”), $10,000,000 of which has a payment date of March 4, 2015 and $15,000,000 of which will have a payment date within 30 days after closing to be determined by the Company; (b) escalating royalties in the single digits based upon annual net sales thresholds for certain RNAi products sold by the Company; and (c) milestone payments tied to the achievement of certain development and sales milestones for each target being developed by the Company. The common stock to be issued by the Company will be calculated based on the average closing price of Arrowhead stock, as reported on the NASDAQ Global Market, for the ten trading days ending two trading days immediately prior to the applicable payment date.

The Shares will be issued in a private placement transaction that is exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Company will be required to file a registration statement on Form S-3 for the resale of the Shares under the Securities Act.

Michael Perry, Ph.D., who serves on the Company’s Board of Directors, also serves as Chief Scientific Officer, Global Cell and Gene Therapy at Novartis Pharmaceuticals, an affiliate of Novartis. Dr. Perry abstained from deliberations regarding the Agreement and from the approval of the Agreement. The consideration payable under the Agreement was determined through arm’s length negotiations between the parties.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2015

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer

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